Exhibit 21

SUBSIDIARIES OF CENTENNIAL COMMUNICATIONS CORP.
A DELAWARE CORPORATION

Names
	Doing	State or Country of
Name of Company	Business	Organization

Bauce Communications of Beaumont, Inc.	*	Oregon
Bauce Communications, Inc.	*	Oregon
Centennial Beauregard Cellular LLC	*	Delaware
Centennial Benton Harbor Cellular Corp.	*	Delaware
Centennial Benton Harbor Holding Corp.	*	Delaware
Centennial Caldwell Cellular LLC	*	Delaware
Centennial Caribbean Holding LLC	**/*	Delaware
Centennial Cellular Operating Company LLC	**/*	Delaware
Centennial Cellular Tri-State Operating Partnership	*	New York
Centennial Claiborne Cellular Corp.	*	Delaware
Centennial Clinton Cellular Corp.	*	Delaware
Centennial Florida Switch Corp.	**	Delaware
Centennial Hammond Cellular LLC	*	Delaware
Centennial Jackson Cellular Corp.	*	Delaware
Centennial Lafayette Communications LLC	*	Delaware
Centennial Mega Comm Holding Corp.	*	Delaware
Centennial Michiana License Co. LLC	*	Delaware
Centennial Michigan RSA 6 Cellular Corp.	*	Delaware
Centennial Michigan RSA 7 Cellular Corp.	*	Delaware
Centennial Morehouse Cellular LLC	*	Delaware
Centennial Puerto Rico License Corp.	**	Delaware
Centennial Puerto Rico Operations Corp.	**	Delaware
Centennial Randolph Cellular LLC	*	Delaware
Centennial Randolph Holding Corp.	*	Delaware
Centennial Southeast License Company LLC	*	Delaware
Centennial USVI Operations Corp.	**	Delaware
Century Beaumont Cellular Corp.	*	Delaware
Century Cellular Realty Corp.	*	Delaware
Century Elkhart Cellular Corp.	*	Delaware
Century Indiana Cellular Corp.	*	Delaware
Century Michiana Cellular Corp.	*	Delaware
Century Michigan Cellular Corp.	*	Delaware
Century Southbend Cellular Corp.	*	Delaware
Elkhart Cellular Telephone Company	*	Delaware
Elkhart Metronet Inc.	*	Indiana
Fillcare Reinsurance Company Limited	None	Bermuda
Lafayette Cellular Telephone Company	*	Delaware
Mega Comm LLC	*	Delaware
Michiana Metronet Inc.	*	Indiana
Southbend Metronet Inc.	*	Indiana

*	Centennial Wireless

**	Centennial de Puerto Rico